[
                                                                  EXECUTION





                     ESCROW AND PAYING AGENT AGREEMENT
                                 (Class G)

                         Dated as of March 3, 2000

                                   among

                 FIRST SECURITY BANK, NATIONAL ASSOCIATION
                              as Escrow Agent

                         SALOMON SMITH BARNEY INC.
                           CHASE SECURITIES INC.
                   CREDIT LYONNAIS SECURITIES (USA) INC.

                                    and

                   CREDIT SUISSE FIRST BOSTON CORPORATION
                              as Underwriters

            STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                           NATIONAL ASSOCIATION,
                      not in its individual capacity,
                    but solely as Pass Through Trustee
                           for and on behalf of
                   US Airways Pass Through Trust 2000-1G
                          as Pass Through Trustee
                                    and

            STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                            NATIONAL ASSOCIATION
                              as Paying Agent



                             TABLE OF CONTENTS

                                                                        Page


SECTION 1.  Escrow Agent..................................................2

      Section 1.1  Appointment of Escrow Agent............................2

      Section 1.2  Instruction, Etc.......................................3

      Section 1.3  Initial Escrow Amount; Issuance of Escrow Receipts.....4

      Section 1.4  Payments to Receiptholders.............................4

      Section 1.5  Mutilated, Destroyed, Lost or Stolen Escrow Receipt....5

      Section 1.6  Additional Escrow Amounts..............................5

      Section 1.7  Resignation or Removal of Escrow Agent.................5

      Section 1.8  Persons Deemed Owners..................................6

      Section 1.9  Further Assurances.....................................6

SECTION 2.  Paying Agent..................................................6

      Section 2.1  Appointment of Paying Agent............................6

      Section 2.2  Establishment of Paying Agent Account..................7

      Section 2.3  Payments from Paying Agent Account.....................7

      Section 2.4  Withholding Taxes......................................8

      Section 2.5  Resignation or Removal of Paying Agent.................8

      Section 2.6  Notice of Final Withdrawal.............................9

SECTION 3.  Payments......................................................9

SECTION 4.  Other Actions................................................10

SECTION 5.  Representations and Warranties of the Escrow Agent...........10

SECTION 6.  Representations and Warranties of the Paying Agent...........11

SECTION 7.  Indemnification..............................................12

SECTION 8.  Amendment, Etc...............................................12

SECTION 9.  Notices......................................................13

SECTION 10. Transfer.....................................................13

SECTION 11. Entire Agreement.............................................13

SECTION 12. Governing Law................................................13

SECTION 13. WAIVER OF JURY TRIAL RIGHT...................................14

SECTION 14. Counterparts.................................................14

SECTION 15. Subrogation and Third Party Beneficiary......................14

EXHIBITS
--------

Exhibit A   Escrow Receipt

Exhibit B   Withdrawal Certificate


     This ESCROW AND PAYING AGENT AGREEMENT (Class G) dated as of March 3, 2000 (as amended, modified or supplemented from time to time, this "Agreement") among FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent (in such capacity, together with its successors in such capacity, the "Escrow Agent"); SALOMON SMITH BARNEY INC., CHASE SECURITIES INC., CREDIT LYONNAIS (USA) INC. and CREDIT SUISSE FIRST BOSTON CORPORATION, as Underwriters of the Certificates referred to below (the "Underwriters" and together with their respective transferees and assigns as registered owners of the Certificates, the "Investors") under the Underwriting Agreement referred to below; STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity, together with its successors in such capacity, the "Pass Through Trustee") under the Pass Through Trust Agreement referred to below; and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, as paying agent hereunder (in such capacity, together with its successors in such capacity, the "Paying Agent").

                            W I T N E S S E T H

     WHEREAS, US Airways, Inc. ("US Airways") and the Pass Through Trustee have entered into a Trust Supplement, dated as of the date hereof (the "Trust Supplement"), to the Pass Through Trust Agreement, dated as of July 30, 1999 (together, as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pass Through Trust Agreement") relating to US Airways Pass Through Trust 2000-1G (the "Pass Through Trust") pursuant to which the US Airways Pass Through Trust, Series 2000-1G Certificates referred to therein (the "Certificates") are being issued;

     WHEREAS, US Airways and the Underwriters have entered into an Underwriting Agreement dated as of February 25, 2000 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Underwriting Agreement") pursuant to which the Pass Through Trustee will issue and sell the Certificates to the Underwriters;

     WHEREAS, US Airways, the Pass Through Trustee and certain other persons concurrently herewith are entering into the Note Purchase Agreement, dated as of the date hereof (the "Note Purchase Agreement"), pursuant to which the Pass Through Trustee has agreed to acquire from time to time on or prior to the Delivery Period Termination Date (as defined in the Note Purchase Agreement) equipment notes (the "Equipment Notes") issued to finance the acquisition of aircraft by US Airways, as lessee or as owner, utilizing a portion of the proceeds from the sale of the Certificates (the "Net Proceeds");

     WHEREAS, the Underwriters and the Pass Through Trustee intend that the Net Proceeds be held in escrow by the Escrow Agent on behalf of the Investors, subject to withdrawal upon request by the Pass Through Trustee and satisfaction of the conditions set forth in the Note Purchase Agreement for the purpose of purchasing Equipment Notes, and that pending such withdrawal the Net Proceeds be deposited on behalf of the Escrow Agent with ABN AMRO Bank N.V., acting through its Chicago branch, as Depositary (the "Depositary"; and the term "Depositary" shall also be deemed to refer to any Replacement Depositary (as defined in the Note Purchase Agreement) from and after the date on which the Deposits are transferred to such Replacement Depositary) under the Deposit Agreement, dated as of the date hereof between the Depositary and the Escrow Agent relating to the Pass Through Trust (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Deposit Agreement"; and the term "Deposit Agreement" shall also be deemed to refer to any Replacement Deposit Agreement (as defined in the Note Purchase Agreement) to which the Escrow Agent becomes a party pursuant to Section 1.2(a) hereof from and after the transfer of the Deposits from the Depositary to the Replacement Depositary) pursuant to which, among other things, the Depositary will pay interest for distribution to the Investors and establish accounts from which the Escrow Agent shall make withdrawals upon request of and proper certification by the Pass Through Trustee;

     WHEREAS, the Escrow Agent wishes to appoint the Paying Agent to pay amounts required to be distributed to the Investors in accordance with this Agreement; and

     WHEREAS, capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in the Pass Through Trust Agreement.

     NOW, THEREFORE, in consideration of the obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1.  Escrow Agent.
                 ------------

     Section 1.1 Appointment of Escrow Agent. Each of the Underwriters, for and on behalf of each of the Investors, hereby irrevocably appoints, authorizes and directs the Escrow Agent to act as escrow agent and fiduciary hereunder and under the Deposit Agreement for such specific purposes and with such powers as are specifically delegated to the Escrow Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Any and all money received and held by the Escrow Agent under this Agreement or the Deposit Agreement shall be held in escrow by the Escrow Agent in accordance with the terms of this Agreement. This Agreement is irrevocable and the Investors' rights with respect to any monies received and held in escrow by the Escrow Agent under this Agreement or the Deposit Agreement shall only be as provided under the terms and conditions of this Agreement and the Deposit Agreement. The Escrow Agent (which term as used in this sentence shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

     (1) shall have no duties or responsibilities except those expressly set forth in this Agreement;

     (2) shall not be responsible to the Pass Through Trustee or the Investors for any recitals, statements, representations or warranties of any person other then itself contained in this Agreement or the Deposit Agreement or for the failure by the Pass Through Trustee, the Investors or any other person or entity (other than the Escrow Agent) to perform any of its obligations hereunder (whether or not the Escrow Agent shall have any knowledge thereof); and

     (3) shall not be responsible for any action taken or omitted to be taken by it hereunder or provided for herein or in connection herewith, except for its own willful misconduct or gross negligence (or simple negligence in connection with the handling of funds).

     The Underwriters, for and on behalf of each of the Investors, hereby irrevocably instruct the Escrow Agent, and the Escrow Agent agrees: (a) to enter into the Deposit Agreement and, if requested by the Company pursuant to Section 5(a)(vii) of the Note Purchase Agreement, to enter into a Replacement Deposit Agreement with the Replacement Depositary specified by the Company; (b) to appoint the Paying Agent as provided in this Agreement;
(c) upon receipt at any time and from time to time prior to the Termination Date (as defined below) of a certificate substantially in the form of Exhibit B hereto (a "Withdrawal Certificate") executed by the Pass Through Trustee, together with an attached Notice of Purchase Withdrawal in substantially the form of Exhibit A to the Deposit Agreement duly completed by the Pass Through Trustee (the "Applicable Notice of Purchase Withdrawal" and the withdrawal to which it relates, a "Purchase Withdrawal"), immediately to execute the Applicable Notice of Purchase Withdrawal as Escrow Agent and transmit it to the Depositary by facsimile transmission in accordance with the Deposit Agreement; provided that, upon the request of the Pass Through Trustee after such transmission, the Escrow Agent shall cancel such Applicable Notice of Purchase Withdrawal; (d) upon receipt of a Withdrawal Certificate executed by the Pass Through Trustee, together with an attached Notice of Replacement Withdrawal in substantially the form of Exhibit C to the Deposit Agreement duly completed by the Pass Through Trustee, to (X) give such Notice of Replacement Withdrawal to the Depositary requesting a withdrawal, on the date specified in such notice, which shall not be less than 15 days after such notice is given (the "Replacement Withdrawal Date"), of all Deposits then held by the Depositary together with, if the Replacement Withdrawal Date occurs on a Regular Distribution Date, all accrued and unpaid interest on such Deposits to but excluding the Replacement Withdrawal Date, and (Y) direct the Depositary to transfer such Deposits on behalf of the Escrow Agent to the Replacement Depositary in accordance with the Replacement Deposit Agreement and (e) if there are any undrawn Deposits (as defined in the Deposit Agreement) on the "Termination Date", which shall mean the earlier of (i) February 7, 2001 (or June 7, 2001 if all the Equipment Notes under the Note Purchase Agreement have not been purchased by February 7, 2001 on account of manufacturing delays that occur for reasons beyond the control of US Airways and that are not occasioned by US Airways' fault or negligence) and
(ii) the day on which the Escrow Agent receives notice from the Pass Through Trustee that the Pass Through Trustee's obligation to purchase Equipment Notes under the Note Purchase Agreement has terminated, to give notice to the Depositary (with a copy to the Paying Agent) substantially in the form of Exhibit B to the Deposit Agreement requesting a withdrawal of all of the remaining Deposits, together with accrued and unpaid interest on such Deposits to the date of withdrawal, on the 15th day after the date that such notice of withdrawal is given to the Depositary (or, if not a Business Day, on the next succeeding Business Day) (a "Final Withdrawal"), provided that if the day scheduled for the Final Withdrawal in accordance with the foregoing is within ten days before or after a Regular Distribution Date, then the Escrow Agent shall request that such requested Final Withdrawal be made on such Regular Distribution Date (the date of such requested withdrawal, the "Final Withdrawal Date"). If for any reason the Escrow Agent shall have failed to give the Final Withdrawal Notice to the Depositary on or before February 8, 2001 (or June 8, 2001 if all the Equipment Notes under the Note Purchase Agreement have not been purchased by February 7, 2001 on account of manufacturing delays that occur for reasons beyond the control of US Airways and that are not occasioned by US Airways' fault or negligence), and there are unwithdrawn Deposits on such date, the Final Withdrawal Date shall be deemed to be February 23, 2001 (or June 25, 2001 if all the Equipment Notes under the Note Purchase Agreement have not been purchased by February 7, 2001 on account of manufacturing delays that occur for reasons beyond the control of US Airways and that are not occasioned by US Airways' fault or negligence).

     The Escrow Agent hereby directs the Underwriters to, and the Underwriters hereby acknowledge that on the date hereof they shall, irrevocably deliver to the Depositary on behalf of the Escrow Agent, an amount in U.S. dollars ("Dollars") and immediately available funds equal to $281,678,000 for deposit on behalf of the Escrow Agent with the Depositary in accordance with Section 2.1 of the Deposit Agreement. The Underwriters hereby instruct the Escrow Agent, upon the Depositary's receipt (on behalf of the Escrow Agent) of such sum from the Underwriters, to confirm such receipt by executing and delivering to the Pass Through Trustee an Escrow Receipt in the form of Exhibit A hereto (an "Escrow Receipt"), (a) to be affixed by the Pass Through Trustee to each Certificate and (b) to evidence the same percentage interest (the "Escrow Interest") in the Account Amounts (as defined below) as the Fractional Undivided Interest in the Pass Through Trust evidenced by the Certificate to which it is to be affixed. The Escrow Agent shall provide to the Pass Through Trustee for attachment to each Certificate newly issued under and in accordance with the Pass Through Trust Agreement an executed Escrow Receipt as the Pass Through Trustee may from time to time request of the Escrow Agent. Each Escrow Receipt shall be registered by the Escrow Agent in a register (the "Register") maintained by the Escrow Agent in the same name and same manner as the Certificate to which it is attached and may not thereafter be detached from such Certificate to which it is to be affixed prior to the distribution of the Final Withdrawal (the "Final Distribution"). After the Final Distribution, no additional Escrow Receipts shall be issued and the Pass Through Trustee shall request the return to the Escrow Agent for cancellation of all outstanding Escrow Receipts.

     All payments and distributions made to holders of an Escrow Receipt (collectively "Receiptholders") in respect of the Escrow Receipt shall be made only from amounts deposited in the Paying Agent Account (as defined below) ("Account Amounts"). Each Receiptholder, by its acceptance of an Escrow Receipt, agrees that (a) it will look solely to the Account Amounts for any payment or distribution due to such Receiptholder pursuant to the terms of the Escrow Receipt and this Agreement and (b) it will have no recourse to US Airways, the Pass Through Trustee, the Paying Agent or the Escrow Agent, except as expressly provided herein or in the Pass Through Trust Agreement. No Receiptholder shall have any right to vote or in any manner otherwise control the operation and management of the Paying Agent Account or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Escrow Receipt, be construed so as to constitute the Receiptholders from time to time as partners or members of an association.

     If (a) any mutilated Escrow Receipt is surrendered to the Escrow Agent or the Escrow Agent receives evidence to its satisfaction of the destruction, loss or theft of any Escrow Receipt and (b) there is delivered to the Escrow Agent and the Pass Through Trustee such security, indemnity or bond, as may be required by them to hold each of them harmless, then, absent notice to the Escrow Agent or the Pass Through Trustee that such destroyed, lost or stolen Escrow Receipt has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the Uniform Commercial Code in effect in any applicable jurisdiction are met, the Escrow Agent shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Escrow Receipt, a new Escrow Receipt or Escrow Receipts and of like Escrow Interest in the Account Amounts and bearing a number not contemporaneously outstanding.

     In connection with the issuance of any new Escrow Receipt under this
Section 1.5, the Escrow Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Pass Through Trustee and the Escrow Agent) connected therewith.

     Any duplicate Escrow Receipt issued pursuant to this Section 1.5 shall constitute conclusive evidence of the appropriate Escrow Interest in the Account Amounts, as if originally issued, whether or not the lost, stolen or destroyed Escrow Receipt shall be found at any time.

     The provisions of this Section 1.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Escrow Receipts.

     On the date of any Purchase Withdrawal, the Pass Through Trustee may re-deposit with the Depositary some or all of the amounts so withdrawn in accordance with Section 2.4 of the Deposit Agreement.

     Subject to the appointment and acceptance of a successor Escrow Agent as provided below, the Escrow Agent may resign at any time by giving thirty
(30) days' prior written notice thereof to the Investors, but may not otherwise be removed except for cause by the written consent of the Investors with respect to Investors representing Escrow Interests aggregating not less than a majority in interest in the Account Amounts (an "Action of Investors"). Upon any such resignation or removal, the Investors, by an Action of Investors, shall have the right to appoint a successor Escrow Agent. If no successor Escrow Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Escrow Agent's giving of notice of resignation or the removal of the retiring Escrow Agent, then the retiring Escrow Agent may appoint a successor Escrow Agent. Any successor Escrow Agent shall be a bank which has an office in the United States with a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall enter into such documents as the Pass Through Trustee shall require and shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations hereunder. No resignation or removal of the Escrow Agent shall be effective unless a written confirmation shall have been obtained from each of Moody's Investors Service, Inc. and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., that the replacement of the Escrow Agent with the successor Escrow Agent will not result in (a) a reduction of the rating for the Certificates below the then current rating for the Certificates or (b) a withdrawal or suspension of the rating of the Certificates.

     Prior to due presentment of a Certificate for registration of transfer, the Escrow Agent and the Paying Agent may treat the Person in whose name any Escrow Receipt is registered (as of the day of determination) as the owner of such Escrow Receipt for the purpose of receiving distributions pursuant to this Agreement and for all other purposes whatsoever, and neither the Escrow Agent nor the Paying Agent shall be affected by any notice to the contrary.

     The Escrow Agent agrees to take such actions, and execute such other documents, as may be reasonably requested by the Pass Through Trustee in order to effectuate the purposes of this Agreement and the performance by the Escrow Agent of its obligations hereunder.

     SECTION 2. Paying Agent.
                ------------

     Section 2.1 Appointment of Paying Agent. The Escrow Agent hereby irrevocably appoints and authorizes the Paying Agent to act as its paying agent hereunder, for the benefit of the Investors, for such specific purposes and with such powers as are specifically delegated to the Paying Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Any and all money received and held by the Paying Agent under this Agreement or the Deposit Agreement shall be held in the Paying Agent Account for the benefit of the Investors. The Paying Agent (which term as used in this sentence shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

     (1) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for the Escrow Agent;

     (2) shall not be responsible to the Escrow Agent for any recitals, statements, representations or warranties of any person other then itself contained in this Agreement or for the failure by the Escrow Agent or any other person or entity (other than the Paying Agent) to perform any of its obligations hereunder (whether or not the Paying Agent shall have any knowledge thereof); and

     (3) shall not be responsible for any action taken or omitted to be taken by it hereunder or provided for herein or in connection herewith, except for its own willful misconduct or gross negligence (or simple negligence in connection with the handling of funds).

     The Paying Agent shall establish a deposit account (the "Paying Agent Account") at State Street Bank and Trust Company of Connecticut, National Association in the name of the Escrow Agent. It is expressly understood by the parties hereto that the Paying Agent is acting as the paying agent of the Escrow Agent hereunder and that no amounts on deposit in the Paying Agent Account constitute part of the Trust Property.

     The Escrow Agent hereby irrevocably instructs the Paying Agent, and the Paying Agent agrees to act, as follows:

     (1) On each Interest Payment Date (as defined in the Deposit Agreement) or as soon thereafter as the Paying Agent has confirmed receipt in the Paying Agent Account from the Depositary of any amount in respect of accrued interest on the Deposits, the Paying Agent shall distribute out of the Paying Agent Account the entire amount deposited therein by the Depositary. There shall be so distributed to each Receiptholder of record on the 15th day (whether or not a Business Day) preceding such Interest Payment Date by check mailed to such Receiptholder, at the address appearing in the Register, such Receiptholder's pro rata share (based on the Escrow Interest in the Account Amounts held by such Receiptholder) of the total amount of interest deposited by the Depositary in the Paying Agent Account on such date, except that, with respect to Escrow Receipts registered on the Record Date in the name of The Depository Trust Company, a New York corporation ("DTC"), such distribution shall be made by wire transfer in immediately available funds to the account designated by DTC.

     (2) Upon the confirmation by the Paying Agent of receipt in the Paying Agent Account from the Depositary of any amount in respect of the Final Withdrawal, the Paying Agent shall forthwith distribute the entire amount of the Final Withdrawal deposited therein by the Depositary. There shall be so distributed to each Receiptholder of record on the 15th day (whether or not a Business Day) preceding the Final Withdrawal Date by check mailed to such Receiptholder, at the address appearing in the Register, such Receiptholder's pro rata share (based on the Escrow Interest in the Account Amounts held by such Receiptholder) of the total amount in the Paying Agent Account on account of such Final Withdrawal, except that, with respect to Escrow Receipts registered on the Record Date in the name of DTC, such distribution shall be made by wire transfer in immediately available funds to the account designated by DTC.

     (3) If any payment of interest or principal in respect of the Final Withdrawal is not received by the Paying Agent within five (5) days of the applicable date when due, then it shall be distributed to Receiptholders after actual receipt by the Paying Agent on the same basis as a Special Payment is distributed under the Pass Through Trust Agreement.

     (4) The Paying Agent shall include with any check mailed pursuant to this Section any notice required to be distributed under the Pass Through Trust Agreement that is furnished to the Paying Agent by the Pass Through Trustee.

     The Paying Agent shall exclude and withhold from each distribution of accrued interest on the Deposits (as defined in the Deposit Agreement) and any amount in respect of the Final Withdrawal any and all withholding taxes applicable thereto as required by law. The Paying Agent agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Deposits (as defined in the Deposit Agreement) or the escrow amounts, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Receiptholders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each such Receiptholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Receiptholder may reasonably request from time to time. The Paying Agent agrees to file any other information reports as it may be required to file under United States law.

     Subject to the appointment and acceptance of a successor Paying Agent as provided below, the Paying Agent may resign at any time by giving thirty
(30) days' prior written notice thereof to the Escrow Agent, but may not otherwise be removed except for cause by the Escrow Agent. Upon any such resignation or removal, the Escrow Agent shall have the right to appoint a successor Paying Agent. If no successor Paying Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Paying Agent's giving of notice of resignation or the removal of the retiring Paying Agent, then the retiring Paying Agent may appoint a successor Paying Agent. Any Successor Paying Agent shall be a bank which has an office in the United States with a combined capital and surplus of at least US$100,000,000. Upon the acceptance of any appointment as Paying Agent hereunder by a successor Paying Agent, such successor Paying Agent shall enter into such documents as the Escrow Agent shall require and shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Paying Agent, and the retiring Paying Agent shall be discharged from its duties and obligations hereunder.

     Promptly after receipt by the Paying Agent of notice that the Escrow Agent has requested a Final Withdrawal or that a Final Withdrawal will be made, the Paying Agent shall cause notice of the distribution of the Final Withdrawal to be mailed to each of the Receiptholders at its address as it appears in the Register. Such notice shall be mailed not less than fifteen
(15) days prior to the Final Withdrawal Date. Such notice shall set forth:

     (1) the Final Withdrawal Date and the date for determining
Receiptholders of record who shall be entitled to receive distributions in respect of the Final Withdrawal;

     (2) the amount of the payment in respect of the Final Withdrawal for each $1,000 face amount Certificate (based on information provided by the Pass Through Trustee) and the amount thereof constituting unused Deposits (as defined in the Deposit Agreement) and interest thereon; and

     (3) if the Final Withdrawal Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Certificate (based on information provided by the Pass Through Trustee).

     Such mailing may include any notice required to be given to Certificateholders in connection with such distribution pursuant to the Pass Through Trust Agreement.

     If, notwithstanding the instructions in Article IV of the Deposit Agreement that all amounts payable to the Escrow Agent under the Deposit Agreement be paid by the Depositary directly to the Paying Agent or the Pass Through Trustee (depending on the circumstances), the Escrow Agent receives any payment thereunder, then the Escrow Agent shall forthwith pay such amount in Dollars and in immediately available funds by wire transfer to (a) in the case of a payment of accrued interest on the Deposits (as defined in the Deposit Agreement) or any Final Withdrawal, directly to the Paying Agent Account, (b) in the case of any Purchase Withdrawal, directly to the Pass Through Trustee or its designee as specified and in the manner provided in the Applicable Notice of Purchase Withdrawal and (c) in the case of any Replacement Withdrawal (other than accrued interest), to the Replacement Depositary as provided in the Replacement Deposit Agreement. The Escrow Agent hereby waives any and all rights of set-off, combination of accounts, right of retention or similar right (whether arising under applicable law, contract or otherwise) it may have against amounts payable to the Paying Agent howsoever arising.

     The Escrow Agent shall take such other actions under or in respect of the Deposit Agreement (including, without limitation, the enforcement of the obligations of the Depositary thereunder) as the Investors, by an Action of Investors, may from time to time request.

     The Escrow Agent represents and warrants to US Airways, the Investors, the Paying Agent and the Pass Through Trustee as follows:

     (1) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America;

     (2) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement, the Deposit Agreement and any Replacement Deposit Agreement;

     (3) the execution, delivery and performance of each of this Agreement, the Deposit Agreement and any Replacement Deposit Agreement have been duly authorized by all necessary corporate action on the part of it and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and each such document has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof or thereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (4) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by it of this Agreement or the Deposit Agreement or any Replacement Deposit Agreement;

     (5) neither the execution, delivery or performance by it of this Agreement or the Deposit Agreement or any Replacement Deposit Agreement, nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties; and

     (6) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (A) would adversely affect the ability of it to perform its obligations under this Agreement or the Deposit Agreement or any Replacement Deposit Agreement or
(B) would call into question or challenge the validity of this Agreement or the Deposit Agreement or the enforceability hereof or thereof in accordance with the terms hereof or thereof, nor is the Escrow Agent in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Agreement or the Deposit Agreement.

     The Paying Agent represents and warrants to US Airways, the Investors, the Escrow Agent and the Pass Through Trustee as follows:

     (1) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America;

     (2) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement;

     (3) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of it and does not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and such document has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (4) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by it of this Agreement;

     (5) neither the execution, delivery or performance by it of this Agreement, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties; and

     (6) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (A) would adversely affect the ability of it to perform its obligations under this Agreement or (B) would call into question or challenge the validity of this Agreement or the enforceability hereof in accordance with the terms hereof, nor is the Paying Agent in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Agreement.

     Except for actions expressly required of the Escrow Agent or the Paying Agent hereunder, each of the Escrow Agent and the Paying Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have been indemnified by the party requesting such action in a manner reasonably satisfactory to it against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In the event US Airways requests any amendment to any Operative Document (as defined in the Note Purchase Agreement), the Pass Through Trustee agrees to pay all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agent and the Paying Agent in connection therewith.

     Upon request of the Pass Through Trustee and approval by an Action of Investors, the Escrow Agent shall enter into an amendment to this Agreement, so long as such amendment does not adversely affect the rights or obligations of the Escrow Agent or the Paying Agent, provided that upon request of the Pass Through Trustee and without any consent of the Investors, the Escrow Agent shall enter into an amendment to this Agreement for any of the following purposes:

     (1) to correct or supplement any provision in this Agreement which may be defective or inconsistent with any other provision herein or to cure any ambiguity or correct any mistake or to modify any other provision with respect to matters or questions arising under this Agreement, provided that any such action shall not materially adversely affect the interests of the Investors; or

     (2) to comply with any requirement of the SEC, applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed or any regulatory body; or

     (3) to evidence and provide for the acceptance of appointment under this Agreement of a successor Escrow Agent, successor Paying Agent or successor Pass Through Trustee.

     Unless otherwise expressly provided herein, any notice or other communication under this Agreement shall be in writing (including by facsimile) and shall be deemed to be given and effective upon receipt thereof. All notices shall be sent to (a) in the case of the Investors, as their respective addresses shall appear in the Register, (b) in the case of the Escrow Agent, First Security Bank, National Association, 79 South Main Street, Salt Lake City, UT 84111, Attention: Corporate Trust Services (Telecopier: (801) 246-5053), (c) in the case of the Pass Through Trustee, State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Goodwyn Square, Hartford, CT 06103, Attention: Corporate Trust Administration (Telecopier: (860) 244-1889) or (d) in the case of the Paying Agent, State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Goodwyn Square, Hartford, CT 06103,
Attention: Corporate Trust/Muni. Department (Telecopier: (617) 664-5151), in each case with a copy to US Airways, US Airways, Inc., 2345 Crystal Drive, Arlington, VA 22227, Attention: Treasurer (Telecopier: (703) 872-5936 (or at such other address as any such party may specify from time to time in a written notice to the other parties). On or prior to the execution of this Agreement, the Pass Through Trustee has delivered to the Escrow Agent a certificate containing specimen signatures of the representatives of the Pass Through Trustee who are authorized to give notices and instructions with respect to this Agreement. The Escrow Agent may conclusively rely on such certificate until the Escrow Agent receives written notice from the Pass Through Trustee to the contrary.

     No party hereto shall be entitled to assign or otherwise transfer this Agreement (or any interest herein) other than (in the case of the Escrow Agent) to a successor escrow agent under Section 1.7 hereof or (in the case of the Paying Agent) to a successor paying agent under Section 2.5 hereof, and any purported assignment in violation thereof shall be void. This Agreement shall be binding upon the parties hereto and their respective successors and (in the case of the Escrow Agent and the Paying Agent) their respective permitted assigns.

     This Agreement sets forth all of the promises, covenants, agreements, conditions and understandings among the Escrow Agent, the Paying Agent, the Underwriters and the Pass Through Trustee with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     EACH OF THE ESCROW AGENT, THE PAYING AGENT, THE INVESTORS AND THE PASS THROUGH TRUSTEE ACKNOWLEDGES AND ACCEPTS THAT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SUCH PARTY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY.

     This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

     SECTION 15. Subrogation and Third Party Beneficiary. To the extent that the Policy Provider makes any payment under the Policy in respect of an Escrow Receipt as a result of the Depositary's failure to make a scheduled interest payment on a Deposit to the Paying Agent Account, the Policy Provider shall be subrogated to the rights of the holder of such Escrow Receipt in respect thereof to the extent of such payment. The Policy Provider shall be an express third party beneficiary of this Section 15 to the extent necessary to enforce such rights of subrogation.


     IN WITNESS WHEREOF, the Escrow Agent, the Paying Agent, the
Underwriters and the Pass Through Trustee have caused this Escrow and Paying Agent Agreement (Class G) to be duly executed as of the day and year first above written.

STATE STREET BANK AND TRUST COMPANY OF                FIRST SECURITY BANK, NATIONAL
CONNECTICUT, NATIONAL ASSOCIATION, not                ASSOCIATION, as Escrow Agent in its
individual capacity, but solely as Pass Through
Trustee for and on behalf of US Airways Pass
Through Trust 2000-1G                                 By   /s/ Brett R. King
                                                        ---------------------------------
                                                      Name     Brett R. King
                                                      Title:   Vice President


By   /s/ John G. Correia
  ------------------------------------
Name     John G. Correia
Title:   Assistant Secretary                          SALOMON SMITH BARNEY INC., CHASE
                                                      SECURITIES INC., CREDIT LYONNAIS
                                                      SECURITIES (USA) INC. and CREDIT
STATE STREET BANK AND TRUST COMPANY OF                SUISSE FIRST BOSTON CORPORATION as
CONNECTICUT, NATIONAL ASSOCIATION as                  Underwriters
Paying Agent
                                                      BY: SALOMON SMITH BARNEY INC.


By   /s/ John G. Correia
  ------------------------------------
Name     John G. Correia
Title:   Assistant Secretary                          By   /s/ Gregory P. Lee
                                                        ---------------------------------
                                                      Name     Gregory P. Lee
                                                      Title:   Director



                                                                    EXHIBIT A


                     US Airways 2000-1G Escrow Receipt
                                  No. __


            This Escrow Receipt evidences a fractional undivided interest in amounts ("Account Amounts") from time to time deposited into a certain paying agent account (the "Paying Agent Account") described in the Escrow and Paying Agent Agreement (Class G) dated as of March 3, 2000 (as amended, modified or supplemented from time to time, the "Escrow and Paying Agent Agreement") among First Security Bank, National Association, a national banking association, as Escrow Agent (in such capacity, together with its successors in such capacity, the "Escrow Agent"), Salomon Smith Barney Inc., Chase Securities Inc., Credit Lyonnais Securities (USA) Inc. and Credit Suisse First Boston Corporation, as Underwriters, State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee (in such capacity, together with its successors in such capacity, the "Pass Through Trustee") and State Street Bank and Trust Company of Connecticut, National Association as paying agent (in such capacity, together with its successors in such capacity, the "Paying Agent"). Capitalized terms not defined herein shall have the meanings assigned to them in the Escrow and Paying Agent Agreement.

            This Escrow Receipt is issued under and is subject to the terms, provisions and conditions of the Escrow and Paying Agent Agreement. By virtue of its acceptance hereof the holder of this Escrow Receipt assents and agrees to be bound by the provisions of the Escrow and Paying Agent Agreement and this Escrow Receipt.

            This Escrow Receipt represents a fractional undivided interest in amounts deposited from time to time in the Paying Agent Account, and grants or represents no rights, benefits or interests of any kind in respect of any assets or property other than such amounts. This Escrow Receipt evidences the same percentage interest in the Account Amounts as the Fractional Undivided Interest in the Pass Through Trust evidenced by the Certificate to which this Escrow Receipt is affixed.

            All payments and distributions made to Receiptholders in respect of the Escrow Receipt shall be made only from Account Amounts deposited in the Paying Agent Account. The holder of this Escrow Receipt, by its acceptance of this Escrow Receipt, agrees that it will look solely to the Account Amounts for any payment or distribution due to it pursuant to this Escrow Receipt and that it will not have any recourse to US Airways, the Pass Through Trustee, the Paying Agent or the Escrow Agent, except as expressly provided herein, in the Escrow and Paying Agent Agreement or in the Pass Through Trust Agreement. No Receiptholder of this Escrow Receipt shall have any right to vote or in any manner otherwise control the operation and management of the Paying Agent Account, nor shall anything set forth herein, or contained in the terms of this Escrow Receipt, be construed so as to constitute the Receiptholders from time to time as partners or members of an association.

            This Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which this Escrow Receipt is affixed. After payment to the holder hereof of its Escrow Interest in the Final Distribution, upon the request of the Pass Through Trustee, the holder hereof will return this Escrow Receipt to the Pass Through Trustee.

            The Paying Agent may treat the person in whose name the Certificate to which this Escrow Receipt is attached as the owner hereof for all purposes, and the Paying Agent shall not be affected by any notice to the contrary.

            THIS ESCROW RECEIPT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


            IN WITNESS WHEREOF, the Escrow Agent has caused this Escrow Receipt to be duly executed.


      Dated:  March 3, 2000



                              FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Escrow Agent




                               By _______________________________________
                               Name:
                               Title:



                                                                    EXHIBIT B


                           Withdrawal Certificate
                                 (Class G)


First Security Bank, National Association, as Escrow Agent
79 South Main Street
Salt Lake City, UT 84111
Attention: Corporate Trust Services
Telecopier:  (801) 246-5053

Ladies and Gentlemen:

            Reference is made to the Escrow and Paying Agent Agreement, dated as of March 3, 2000 (the "Agreement"). [We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement pursuant to the Note Purchase Agreement have been satisfied.] [We hereby notify you that the Depositary is being replaced in accordance with Section 5(a)(vii) of the Note Purchase Agreement.] Pursuant to Section 1.2[(c)/(d)] of the Agreement, please execute the attached Notice of Withdrawal and immediately transmit by facsimile to the Depositary, at [ ].

                                   Very truly yours,

                                   STATE STREET BANK AND TRUST COMPANY OF
                                   CONNECTICUT, NATIONAL ASSOCIATION, not
                                   in its individual capacity but solely as Pass Through Trustee


                                   By _______________________________________
                                   Name:
                                   Title:



      Dated: __________, ___




                       NOTICE OF PURCHASE WITHDRAWAL
                       -----------------------------


ABN AMRO Bank N.V.
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Claudia Heldring
Telecopier:  (312) 606-8428

Ladies and Gentlemen:

            Reference is made to the Deposit Agreement (Class G) dated as of March 3, 2000 (the "Deposit Agreement") between First Security Bank, National Association, as Escrow Agent, and ABN AMRO Bank, N.V., acting through its Chicago Branch, as Depositary (the "Depositary").

            In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $__________, Account No. __________.

            The undersigned hereby directs the Depositary to pay [a portion of]1 the proceeds of the Deposit [in an amount equal to $___]1 to _______________, Account No. __________, Reference: __________ on
_______________, _____, [and to re-deposit the remaining proceeds of the Deposit with the Depositary as a new Deposit pursuant to Section 2.4 of the Deposit Agreement, in each case]1 upon the telephonic request of a representative of the Pass Through Trustee.


                                   FIRST SECURITY BANK, NATIONAL
                                   ASSOCIATION, as Escrow Agent



                                   By _____________________________________
                                   Name: Title:


      Dated:___________, __



                      NOTICE OF REPLACEMENT WITHDRAWAL
                      --------------------------------

ABN AMRO BANK N.V.
135 South LaSalle Street
Chicago, Illinois  60603
Attention: Claudia Heldring
Telecopier: (312) 606_8428

Ladies and Gentlemen:

            Reference is made to the Deposit Agreement (Class G) dated as of March 3, 2000 (the "Deposit Agreement") between First Security Bank, National Association, as Escrow Agent, and ABN AMRO Bank N.V., acting through its Chicago Branch, as Depositary (the "Depositary").

            In accordance with Section 2.3 (b)(ii) of the Deposit
Agreement, the undersigned hereby requests the withdrawal of the entire amount of all Deposits for payment on ________, 200_.

            The undersigned hereby directs the Depositary to pay the proceeds of the Deposits to [____________] at ________________________, ABA# ___________, Account ___________,
Attention: ______________, Reference: US Airways 2000-1G EETC [and to pay accrued interest thereon to the Paying Agent at _________, ABA # _________, Acct. No. __________, Reference: US Airways 2000-1G EETC]1. [The undersigned further directs the Depositary to pay the accrued interest on the Deposits to the Paying Agent on _________, 20__ (the next Interest Payment Date) at ABA #
__________, Account No. _________, Reference: US Airways 2000-1G
EETC.]2

                                    FIRST SECURITY BANK, NATIONAL
                                    ASSOCIATION, as Escrow Agent



                                    By ____________________________________
                                    Name:
                                    Title:



      Dated:___________,__


___________________
1 Use bracketed language if entire Deposit will not be used to purchase Equipment Notes.



                         NOTICE OF FINAL WITHDRAWAL
                         --------------------------


ABN AMRO BANK N.V.
135 South LaSalle Street
Chicago, Illinois  60603
Attention: Claudia Heldring
Telecopier: (312) 606_8428

Ladies and Gentlemen:

            Reference is made to the Deposit Agreement (Class G) dated as of March 3, 2000 (the "Deposit Agreement") between First Security Bank, National Association, as Escrow Agent, and ABN AMRO Bank N.V., acting through its Chicago Branch, as Depositary (the "Depositary").

            In accordance with Section 2.3 (b)(i) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of all Deposits for payment on ________, 200_.

            The undersigned hereby directs the Depositary to pay the proceeds of the Deposits and accrued interest thereon to the Paying Agent at ________________________, ABA# ___________, Account
___________, Attention: ______________, Reference: US Airways
2000-1G EETC.



                                    FIRST SECURITY BANK, NATIONAL
                                    ASSOCIATION, as Escrow Agent



                                    By _____________________________
                                    Name:
                                    Title:


      Dated:  __________, ____



_____________________
1 To be deleted in the case of a Replacement Withdrawal scheduled for a date which is not an Interest Payment Date (as defined in the Escrow and Paying Agent Agreement).

2 To be inserted in the case of a Replacement Withdrawal scheduled for a date which is not an Interest Payment Date (as defined in the Escrow and Paying Agent Agreement).


                                                 FIRST SECURITY BANK, NATIONAL
                                                 ASSOCIATION,
                                                 as Escrow Agent



                                                 By ___________________________
                                                 Name:
                                                 Title:


         Dated:___________,__



                         NOTICE OF FINAL WITHDRAWAL
                         --------------------------


ABN AMRO BANK N.V.
135 South LaSalle Street
Chicago, Illinois  60603
Attention: Claudia Heldring
Telecopier: (312) 606_8428

Ladies and Gentlemen:

            Reference is made to the Deposit Agreement (Class G) dated as of March 3, 2000 (the "Deposit Agreement") between First Security Bank, National Association, as Escrow Agent, and ABN AMRO Bank N.V., acting through its Chicago Branch, as Depositary (the "Depositary").

            In accordance with Section 2.3 (b)(i) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of all Deposits for payment on ________, 200_.

            The undersigned hereby directs the Depositary to pay the proceeds of the Deposits and accrued interest thereon to the Paying Agent at ________________________, ABA# ___________, Account
___________, Attention: ______________, Reference: US Airways
2000-1G EETC.


                                    FIRST SECURITY BANK, NATIONAL
                                    ASSOCIATION,
                                    as Escrow Agent



                                    By _______________________________
                                    Name:
                                    Title:


Dated:  __________, ____